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                                                                  EXHIBIT 10.2.2

                        INDEPENDENT CONTRACTOR AGREEMENT
                         WITH SILVERLEAF RESORTS, INC.


         THIS INDEPENDENT CONTRACTOR AGREEMENT (the "Agreement") is made between SILVERLEAF RESORTS, INC., a Texas corporation ("Silverleaf"), and RECREATIONAL CONSULTANTS, INC., a Texas corporation ("Recreational").


                                R E C I T A L S:

         A. Recreational is providing marketing and management services to Silverleaf in regard to the sale of interests in Silverleaf's timeshare resorts; and

         B. Silverleaf and Recreational desire to continue their contractual relationship and to agree on the terms of their continued contract.

         NOW, THEREFORE, in consideration of the premises and terms hereinafter set forth, the parties agree as follows:


                               A G R E E M E N T:

         SECTION 1. SERVICES. Recreational shall perform all sales management functions for Silverleaf's timeshare sales as further defined by Silverleaf, effective as of the Effective Date and for an initial period of three (3) years from the Effective Date (the "Term"), unless sooner terminated pursuant to the termination provisions of this Agreement.

         SECTION 2. GENERAL DUTIES. Recreational agrees to devote such personnel, time, attention and energies as are necessary to fulfill its duties as specified by the Board of Directors of Silverleaf from time to time. Recreational further agrees that it will promote the best interests and welfare of Silverleaf and shall perform any and all duties to the best of its abilities. Recreational shall:

                 (a) NON-COMPETITION: Not render to others, during the term of this Agreement, service of any kind for compensation or promote, participate or engage in any other business activity, which would conflict or interfere with the performance of its duties or loyalty under this Agreement, including, but not limited to, participating in the promotion or sale of products or services for a competitor of Silverleaf or otherwise engage in business with such competitor;

                 (b) REGULATORY LAWS: Abide by all applicable statutes, rules and regulations of each State in which services may be rendered; and

                 (c) SILVERLEAF RULES: Abide by all rules and regulations issued by Silverleaf, which are pertinent to Recreational's duties and obligations.
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         SECTION 3.       EXECUTIVE PERSONNEL.  Recreational's President, David
T. O'Connor, or such other person as may be approved by Silverleaf's Board of Directors, shall also serve as Executive Vice-President of Sales of Silverleaf, subject to removal or re-election by the Board of Directors of Silverleaf. Any compensation payable to David T. O'Connor for these services shall be the sole responsibility of Recreational.

         SECTION 4. NONCOMPETITIVE BUSINESS. Recreational shall be free to devote such time, attention and energy to other non-competitive business in which Recreational may be engaged so long as Recreational provides the required services to Silverleaf to the satisfaction of Silverleaf in its sole discretion.

         SECTION 5. COMPENSATION. As compensation for the services rendered pursuant to this Agreement:

                 (a) BASE COMPENSATION: Recreational shall be paid weekly commissions equal to one percent (1%) of Silverleaf's net sales from timeshare and vacation contracts from Silverleaf's resorts for which Recreational is directly responsible for management of the sales personnel. For this purpose, net sales mean only sales on which Silverleaf has received a full down payment and which have not been cancelled as of the due date of the payment of this base compensation. The payment of this base compensation shall be made as follows and shall be subject to the following chargebacks:

                          [1]     The base compensation payable on net sales
                 for each week shall be paid on the second Friday thereafter;
                 and

                          [2]     If the first monthly installment due under
                 the contract for a net sale is not made and the contract is subsequently cancelled, the base compensation paid to Recreational on the contract shall be charged back to Recreational. For this purpose, Silverleaf shall maintain a $2,000 reserve out of Recreational's base compensation, against which the chargebacks shall be deducted. The reserve shall be established and replenished on a regular basis by Silverleaf deducting, to the extent required, ten percent (10%) of the base compensation otherwise due Recreational.

                 (b)      INCENTIVE COMPENSATION FOR UPGRADE SALES:
         Recreational shall be paid additional weekly incentive compensation, payable on the second Friday after each week, based on the weekly volume of upgrade net sales, according to the following initial scale:

                          Weekly Volume                  Incentive Compensation
                          -------------                  ----------------------
                            $125,000                            $1,000.00
                            $150,000                            $1,250.00
                            $175,000                            $1,500.00

         The weekly volumes and the incentive compensation shall be subject to adjustment from time to time in the sole discretion of Silverleaf.




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                 (c)      INCENTIVE COMPENSATION FOR APG:  Recreational shall
         also be paid monthly incentive compensation based on the monthly average price per guest ("APG") computed on only vacation ownership and bi-annual ownership contracts and sampler sales, and the commissions paid thereon for the month, according to the following scale:

                           APG                   Incentive Compensation
                           ---                   ----------------------
                        $800-$849                 5% of Commissions Paid
                        $850-$900                10% of Commissions Paid
                        $901-$949                15% of Commissions Paid
                        $950 or more             20% of Commissions Paid

         The APG amounts and this incentive compensation shall also be subject to adjustment from time to time by Silverleaf in its sole discretion.

                 (d) EXPENSES: Silverleaf shall furnish Recreational a company owned vehicle for use by Recreational in performing its duties, and Silverleaf shall pay all expenses associated therewith. All other expenses incurred by Recreational in the performance of the Services hereunder shall be paid by Recreational, except to the extent otherwise agreed in writing by Silverleaf.

                 (e) TERMINATION: Recreational shall be entitled to no termination pay. At the Termination of this Agreement, the payment to Recreational of compensation earned to date shall be in full satisfaction of all claims against Silverleaf under this Agreement, and payment is contingent upon return of all Silverleaf's property as outlined below.

         SECTION 6. NATURE OF RELATIONSHIP. Recreational is retained as an independent contractor, and Silverleaf and Recreational agree in regard to such status as follows:

                 (a) EMPLOYEES: Recreational shall be responsible for hiring, paying and supervising any employees employed by Recreational in the performance of its duties under this Agreement and the withholding of all required federal or state taxes from their compensation, and Recreational shall indemnify and hold Silverleaf harmless from any claims made by such employees against Silverleaf or made by any taxing authority against Silverleaf for any such taxes.

                 (b) NO FRINGE BENEFITS: No employee of Recreational shall be entitled to any fringe benefits or to participate in any other kind of benefits furnished to Silverleaf's employees, except to the extent otherwise agreed in writing by Silverleaf. Provided, however, so long as David T. O'Connor serves as Executive Vice-President of Sales, Silverleaf shall provide him health insurance under its group plan, with any cost of coverage of his family to be paid by him or Recreational.





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         SECTION 7.       CONFIDENTIALITY.

                 (a) NONDISCLOSURE AND NONUSE: Recreational acknowledges that during the term of this Agreement, it may have access to and become acquainted with Silverleaf Confidential Information, as defined below. Except as Recreational's duties may require or Silverleaf may otherwise consent in writing, Recreational agrees that it and its employees shall not at any time disclose or use, directly or indirectly, either during or subsequent to the term of this Agreement with Silverleaf, any Silverleaf Confidential Information.

                 (b) CONFIDENTIAL INFORMATION: For purposes of the foregoing provisions, "Silverleaf Confidential Information" shall mean
         (1) any and all confidential and proprietary business information and trade secrets concerning the business and affairs of Silverleaf and its affiliates, including but not limited to all marketing, sales and lead generation techniques, know-how and studies, customer and lead lists, current and anticipated customer requirements, price lists, business plans, training programs, computer software and programs, and computer software and data-base technologies, systems, structures and architectures (and related processes, formulae, compositions, improvements, devices, know-how, inventions, discoveries, concepts, ideas, designs, methods and information), (2) any and all information concerning the business and affairs of Silverleaf and its affiliates (including but not limited to their historical financial statements, financial projections and budgets, historical and projected sales, capital spending budgets and plans, the names and backgrounds of key personnel, personnel training and techniques and materials, however documented), and (3) any and all notes, analysis, compilations, studies, summaries, and other material prepared by or for Silverleaf and its affiliates containing or based, in whole or in part, on any information included in the foregoing.

         SECTION 8. NON-INTERFERENCE. Recreational further agrees that during the term of this Agreement or subsequent thereto, Recreational shall not, either on its own account or jointly with or as a manager, agent, officer, employee, consultant, partner, joint venturer, owner or shareholder or otherwise on behalf of any other person, firm or corporation: (1) carry on or be engaged or interested directly or indirectly in, or solicit, the manufacture or sale of goods or provision of services to any person, firm or corporation which, at any time during the term of this Agreement has been or is a customer or in the habit of dealing with Silverleaf or its affiliates in their business,
(2) endeavor, directly or indirectly, to canvas or solicit in competition with Silverleaf or its affiliates or to interfere with the supply of orders for goods or services from or by any person, firm or corporation which during the term of this Agreement has been or is a supplier of goods or services to Silverleaf or its affiliates, or (3) directly or indirectly solicit or attempt to solicit away from Silverleaf or its affiliates any of its officers, employees or independent contractors or offer employment to any person who, on or during the 6 months immediately preceding the date of such solicitation or offer, is or was an officer, employee or independent contractor of Silverleaf or its affiliates.





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         SECTION 9.       NONCOMPETITION.

                 (a) COVENANT: Recreational covenants and agrees that it shall not, for a period of two (2) years from and after the effective date of any Termination, working alone or in conjunction with one or more other persons or entities, for compensation or not, permit its name to be used by or engage in or carry on, directly or indirectly, either for itself or as a member of a partnership or other entity or as a stockholder, investor, officer or director of a corporation or as an employee, agent, associate or contractor of any person, partnership, corporation or other entity, any business in competition with the business of Silverleaf or its affiliates, as carried on by Silverleaf or its affiliates immediately prior to the effective date of any Termination, but only for as long as such business is carried on by (1) Silverleaf or its affiliates or (2) any person, corporation, partnership, trust or other organization or entity deriving title from Silverleaf or its affiliates to the assets and goodwill of the business being carried on by Silverleaf or its affiliates immediately prior to the effective date of any Termination, in any county of any state of the United States in which Silverleaf or its affiliates conducts such business or markets the products of such business immediately prior to the effective date of any Termination.

                 (b) TOLLING. If Recreational violates any covenant contained in this Section, then the term of such violated covenant shall be tolled for the period commencing on the commencement of such violation and ending upon the earlier of (1) such time as such violation shall be cured by Recreational to the reasonable satisfaction of Silverleaf, (2) final adjudication (including appeals) of any action filed for injunctive relief or damages arising out of such violation, and (3) the expiration of 24 months after Termination during which no violation of the covenant has occurred.

                 (c) REFORMATION. If, in any judicial proceeding, the court shall refuse to enforce any covenant contained in this Section because the time limit is too long, it is expressly understood and agreed between Silverleaf and Recreational that for purposes of such proceeding such time limitation shall be deemed reduced to the extent necessary to permit enforcement of such covenant. If, in any judicial proceeding, the court shall refuse to enforce any covenant contained in this Section because it is more extensive (whether as to geographic area, scope of business or otherwise) than necessary to protect the business and goodwill of Silverleaf and/or its affiliates, it is expressly understood and agreed between Silverleaf and Recreational that for purposes of such proceeding the geographic area, scope of business or other aspect shall be deemed reduced to the extent necessary to permit enforcement of such covenant.

         SECTION 10. INJUNCTIVE RELIEF. Recreational acknowledges that a breach of Sections 7, 8 or 9 hereof would cause irreparable damage to Silverleaf and/or its affiliates, and in the event of Recreational's breach of the provisions of Sections 7, 8 or 9 hereof, Silverleaf shall be entitled to a temporary restraining order and an injunction restraining Recreational from breaching such Sections without the necessity of posting bond or proving irreparable harm, such being conclusively admitted by Recreational. Nothing shall be construed as prohibiting Silverleaf from pursuing any other available remedies for such breach, including the recovery





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
of damages from Recreational. Recreational acknowledges that the restrictions set forth in Sections 7, 8 and 9 hereof are reasonable in scope and duration, given the nature of the business of Silverleaf and its affiliates. Recreational agrees that issuance of an injunction restraining Recreational from breaching such Sections in accordance with their terms will not pose an unreasonable restriction.

         SECTION 11. INVESTMENTS. Anything to the contrary herein notwithstanding, Recreational: (1) shall not be prohibited from investing its assets in such form or such manner as will not, in the aggregate, detract from the performance by Recreational of its duties hereunder and will not violate the provisions of Sections 7, 8 or 9 hereof; and (2) shall not be prohibited from purchasing stock in any publicly traded company solely as a stockholder so long as Recreational does own (together or separately or through its affiliates) more than two percent (2%) of the stock in any company, other than Silverleaf, which is engaged in the timeshare business.

         SECTION 12. RECREATIONAL'S REPRESENTATIONS. Recreational represents and warrants that it is free to enter into and perform each of the terms and conditions hereof, and that its execution and performance of this Agreement does not and will not violate or breach any other Agreement between Recreational and any other person or entity.

         SECTION 13. TERMINATION. This Agreement may be terminated by either party at any time and for any or no reason whatsoever by written notice at least thirty (30) days prior to the effective date of the termination.

         SECTION 14. RETURN OF MATERIALS AND VEHICLES. Recreational understands and agrees that any training manuals, sales and promotional material, vehicles or other equipment provided to it or its employees by Silverleaf in connection with this Agreement shall remain the sole property of Silverleaf, and shall be used by Recreational and its employees exclusively for Silverleaf's benefit. Upon termination of this Agreement, any such material, vehicles or other equipment shall be immediately returned to Silverleaf.

         SECTION 15. NON-BINDING ALTERNATE DISPUTE RESOLUTION. Except for actions brought by Silverleaf pursuant to Section 10 hereof:

                 (a)      AGREEMENT TO UTILIZE:   The parties shall attempt to
         settle any claim or controversy arising from this Agreement through consultation and negotiation in good faith and a spirit of mutual cooperation prior to the commencement of any legal action. If such attempts fail, then the dispute shall be mediated by a mutually-accepted mediator to be chosen by the parties within forty-five (45) days after written notice demanding mediation is sent by one party to the other party. Neither party may unreasonably withhold consent to the selection of a mediator, and the parties shall share the costs of the mediation equally. By mutual written agreement, however, the parties may postpone mediation until they have completed some specified but limited discovery regarding the dispute. The parties may also agree to replace mediation with any other form of alternate dispute resolution ("ADR") available in Texas, such as a mini-trial or arbitration.





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
                 (b) FAILURE TO RESOLVE: Any dispute which the parties cannot resolve through negotiation, mediation or any other form of ADR, within six (6) months of the date of the initial demand for mediation, may then be submitted to the appropriate court for resolution. The use of negotiation, mediation, or any other form of ADR procedures will not be construed under the doctrines of laches, waiver or estoppel to affect adversely the rights of either party.

         SECTION 16. WAIVER. Silverleaf's failure at any time to require performance by Recreational of any of the provisions hereof shall not be deemed to be a waiver of any kind nor in any way affect the rights of Silverleaf thereafter to enforce the provisions hereof. In the event that either party to this Agreement waives any provision of this Agreement or any rights concerning any breach or default of the other party hereto, such waiver shall not constitute a continuing waiver of any such provision or breach or default of the other party hereto.

         SECTION 17.      SUCCESSORS, ASSIGNS, BENEFIT.

                 (a) SILVERLEAF SUCCESSORS: The provisions of this Agreement shall inure to the benefit of and be binding upon Silverleaf, its successors, assigns and other affiliated entities, including, but not limited to, any corporation which may acquire all or substantially all of Silverleaf's assets or with or into which Silverleaf may be consolidated, merged or reorganized. Upon any such merger, consolidation or reorganization, the term "Silverleaf" as used herein shall be deemed to refer to any such successor corporation.

                 (b) NO ASSIGNMENT BY RECREATIONAL: The parties hereto agree that Recreational's services hereunder are unique, and that Silverleaf is executing this Agreement in reliance thereon. This Agreement shall not be assignable by Recreational.

         SECTION 18. SEVERABILITY. If one or more of the provisions contained in this Agreement shall for any reason be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision of this Agreement, but shall be deemed stricken and severed from this Agreement and the remaining terms of this Agreement shall continue in full force and effect.

         SECTION 19. GOVERNING LAW AND VENUE. This Agreement shall be deemed to have been made and entered into in the State of Texas and its validity, construction, breach, performance and operation shall be governed by the laws of that state. The obligations hereunder of Silverleaf shall be performable in Dallas County, Texas, and venue for any suit involving this Agreement shall lie exclusively in Dallas County, Texas.

         SECTION 20. ENTIRE UNDERSTANDING. This Agreement sets forth the entire understanding between the parties, and no other representations, warranties or agreements whatsoever have been made by Silverleaf to Recreational. Further, this Agreement may not be modified or amended except by another instrument in writing executed by both of the parties.





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
         SECTION 21. NOTICES. All notices and communications under this Agreement shall be sent to the parties at the following addresses or such other addresses that the parties may subsequently designate in writing.

                 (a)      SILVERLEAF:

                          Silverleaf Resorts, Inc.
                          Attention:  Robert E. Mead
                          1221 Riverbend, Suite 120
                          Dallas, Texas  75247

                 (b)      RECREATIONAL:

                          Recreational Consultants, Inc.
                          Attention:  David T. O'Connor


                          -------------------------------------------------

                          -------------------------------------------------


         SECTION 22. SECTION HEADINGS. Section and paragraph headings are inserted herein only for convenience and shall not be used to interpret any of the provisions hereof.

         SECTION 23. COUNTERPARTS. This Agreement may be executed in counterparts, each of which shall be an original, but all of which together shall constitute one and the same original.

         SECTION 24. EFFECTIVE DATE. This Agreement is executed on the date set forth below, but shall be effective as of January 1, 1997 (the "Effective Date").

         Executed this 28th day of February, 1997.


                                        "SILVERLEAF"

                                        SILVERLEAF VACATION CLUB, INC.


                                        By:   /s/ ROBERT MEAD
                                             ----------------------------------
                                             Authorized Officer


                                        "Recreational"

                                        RECREATIONAL CONSULTANTS, INC.


                                        By:  /s/ DAVID T. O'CONNOR
                                             ----------------------------------
                                             David T. O'Connor, President





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

                         AGREEMENT REGARDING COVENANTS

         For good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the undersigned hereby agrees to be individually bound by the provisions of Sections 7, 8, 9, 10 and 11 of the foregoing Agreement in the same manner as though he was named therein in the place of Recreational.

                                         /s/  DAVID T. O'CONNOR
                                        -----------------------------------
                                                  DAVID T. O'CONNOR





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